Exhibit 99.01

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:
Sherrie Gutierrez	Alex Chervet
Silicon Image, Inc.	Silicon Image, Inc.
Phone: 408-616-4088	Phone: 408-616-4153
Sherrie.Gutierrez@siliconimage.com	Alex.Chervet@siliconimage.com

SILICON IMAGE CAUTIONS ON MOBILE OUTLOOK

SUNNYVALE, Calif., December 18, 2014 – Silicon Image (NASDAQ: SIMG), a leading provider of multimedia connectivity solutions and services, today announced that it expects a year-over-year revenue decline in 2015 of approximately 10% due to a reduction in mobile design wins at one of its largest customers.

The decline in the mobile business segment is expected to be partially offset by continued strength in the company’s CE business segment due to continued penetration of MHL® in mainstream TVs, and the popularity of 4K Ultra HD where the company has multiple HDMI® 2.0 / MHL 3.0 designs.

“Although we believe that both our CE and licensing businesses will remain strong, we now anticipate top line 2015 revenues to be down compared to 2014,” said Camillo Martino, chief executive officer of Silicon Image. “While we continue to execute on our long term strategic growth initiatives, we remain committed to reduce our operating expenses in 2015 and anticipate that even with a top line revenue decline, we will remain profitable with operating margin as a percent of revenue expected to be flat to slightly up for the year.”

Use of Non-GAAP Financial Information

Silicon Image presents and discusses gross margin, operating expenses, net income (loss) and basic and diluted net income (loss) per share in accordance with Generally Accepted Accounting Principles (GAAP), and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as amortization of intangibles, stock based compensation, restructuring charges, business acquisition related expenses and reversal of a subsidiary’s foreign currency translation adjustment do not reflect the cash operating results of the business. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

About Silicon Image, Inc.

Silicon Image is a leading provider of connectivity solutions that enable the reliable distribution and presentation of high-definition content for consumer electronics, mobile, and PC markets. The company delivers its technology via semiconductor and intellectual property products that are compliant with global industry standards and feature market leading Silicon Image innovations such as InstaPort™ and InstaPrevue™. Silicon Image’s products are deployed by the world’s leading electronics manufacturers in devices such as desktop and notebook PCs, DTVs, Blu-ray Disc™ players, audio-video receivers, as well as mobile phones, tablets and digital cameras. Silicon Image has driven the creation of the highly successful HDMI® and DVI™ industry standards, the latest standard for mobile devices – MHL®, and the leading 60GHz wireless HD video standard – WirelessHD®. Via its wholly-owned subsidiary, Simplay Labs, Silicon Image offers manufacturers comprehensive standards interoperability and compliance testing services. For more information, visit us at http://www.siliconimage.com/.

Forward-looking Statements

This news release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image’s future operating results, design wins, anticipated trends with respect to revenue, operating expense and operating margins, and strength in the Company’s CE business segment. These forward-looking statements involve risks and uncertainties, including the risks of uncertain economic conditions, competition in our markets, Silicon Image’s ability to deliver financial performance in-line with its stated goals and guidance, and other risks and uncertainties described from time to time in Silicon Image’s filings with the U.S. Securities and Exchange Commission (SEC). These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K and 10-Q filed by Silicon Image with the SEC. These forward-looking statements are made on the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

Silicon Image and the Silicon Image logo are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries. All other trademarks and registered trademarks are the property of their respective owners in the United States and/or other countries.